UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008 (December 5, 2008)

US AIRWAYS GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

(Former name or former address if changed since last report.)

US AIRWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8442	53-0218143
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 5, 2008, US Airways, Inc. (“US Airways”), in accordance with the [Spare Parts] Loan Agreement dated as of October 20, 2008 (the “Original Loan Agreement”) among US Airways, the lenders from time to time party thereto and General Electric Capital Corporation, as administrative agent and collateral agent, prepaid $100.0 million aggregate principal amount of loans outstanding under the Original Loan Agreement. In connection with such prepayment and pursuant to an amendment (the “Amendment”) of the Original Loan Agreement US Airways obtained the right to incur, subject to certain conditions, up to $100.0 million in new loans (“New Loans”) thereunder. Such right to incur New Loans expires on April 1, 2009. In addition, the Amendment also defers, subject to certain conditions, a shortening of the maturity of the loans from six to five years that would have occurred automatically under the Original Loan Agreement upon the prepayment. The maturity date will now only be shortened to 5 years as originally contemplated if (i) no New Loans have been incurred and (ii) certain expendable spare parts are released from the collateral securing the loans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, US Airways Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc.
Dated: December 10, 2008	By:	/s/ Derek J. Kerr

Derek J. Kerr
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, US Airways, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways, Inc.
Dated: December 10, 2008	By:	/s/ Derek J. Kerr

Derek J. Kerr
Senior Vice President and Chief Financial Officer